                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K/A

                                   CURRENT REPORT
                     Filed Pursuant to Section 13 or 15(d) of
                        THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): January 6, 1998


                               CAPSTAR HOTEL COMPANY
               (Exact name of registrant as specified in its charter)


DELAWARE                               1-12017                      52-1979383
(State or other juridiction of     (Commission File              (IRS Employer
incorporation)                        Number)            Identification Number)



                            1010 Wisconsin Avenue, N.W.
                                     Suite 650
                               Washington, D.C. 20007
                      (Address of principal executive offices)



Registrant's telephone number, including area code:   (202) 965-4455

The registrant hereby amends Items 7(a) and (b) of its Current Report on Form 8-K filed with the Commission on January 21, 1998, as set forth in the pages attached hereto, to file the financial statements and pro forma condensed, consolidated balance sheet and statements of operations reflecting the acquisition by the registrant of six hotels from Medallion Hotels, Inc.

Item 2.  ACQUISITIONS

     The Company has previously filed a report on Form 8-K as of January 21, 1998 with respect to the requirements of Item 2.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial statements of business acquired.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Atgen Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Atgen Holdings, Inc. and Subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atgen Holdings, Inc. and Subsidiaries at January 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          PANNELL KERR FORSTER PC



New York, N.Y.
April 30, 1997

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                                                              JANUARY 31
                                                                       OCTOBER 31,   ----------------------------
                                                                          1997           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
Current assets
  Cash..............................................................  $     504,570  $     572,345  $   1,121,820
  Restricted cash (notes 6 and 7)...................................         14,100        317,109         19,287
  Accounts receivable (net of allowance for doubtful accounts of
    $87,524, $113,513 and $93,162 at October 31, 1997 and January
    31, 1997 and 1996, respectively)................................      4,263,339      2,921,612      2,702,887
  Due from affiliates (note 5)......................................       --              192,909        318,971
  Income tax receivable.............................................       --                3,284         14,338
  Inventories (note 2)..............................................        442,255        445,231        401,118
  Prepaid expenses..................................................        645,659        394,045        460,352
                                                                      -------------  -------------  -------------
        Total current assets........................................      5,869,923      4,846,535      5,038,773
                                                                      -------------  -------------  -------------

Property and equipment (note 2)
  Land..............................................................     10,918,364     10,918,364     10,918,364
  Buildings and improvements........................................     59,297,456     59,094,735     56,087,296
  Furniture, fixtures and equipment.................................     25,389,137     24,634,478     20,875,548
  Construction-in-progress..........................................      4,164,367      1,886,214      1,774,542
                                                                      -------------  -------------  -------------
                                                                         99,769,324     96,533,791     89,655,750
      Less accumulated depreciation.................................     28,116,619     24,450,437     20,537,208
                                                                      -------------  -------------  -------------
                                                                         71,652,705     72,083,354     69,118,542
                                                                      -------------  -------------  -------------

Other assets (note 2)
  Deposits..........................................................        163,250         29,614         52,678
  Deferred loan costs...............................................        204,873        204,873         71,250
  Organization costs................................................         54,684         70,945        101,924
  Goodwill..........................................................          1,525          1,525          1,643
  Other.............................................................        458,698         73,819         69,169
                                                                      -------------  -------------  -------------
                                                                            883,030        380,776        296,664
                                                                      -------------  -------------  -------------
        Total assets................................................  $  78,405,658  $  77,310,665  $  74,453,979
                                                                      -------------  -------------  -------------

                 See notes to consolidated financial statements

                    LIABILITIES AND STOCKHOLDER'S (DEFICIT)

                                                                                              JANUARY 31
                                                                       OCTOBER 31,   ----------------------------
                                                                          1997           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
Current liabilities
  Cash overdraft....................................................  $     110,163  $     297,771  $      22,487
  Accounts payable..................................................      1,733,083      2,091,885      2,159,189
  Taxes payable and accrued.........................................      1,506,263        162,518         85,351
  Accrued expenses..................................................      1,834,913      3,141,142      2,899,295
  Advance deposits..................................................        358,827        718,454        635,368
  Other.............................................................          2,696         67,392         31,679
  Current portion of notes payable (note 7).........................         38,466      1,480,127      1,698,146
                                                                      -------------  -------------  -------------
        Total current liabilities...................................      5,584,411      7,959,289      7,531,515

Notes payable, net of current portion (note 7)......................     13,056,968     12,587,593     10,297,720

Other liabilities...................................................       --              236,691         21,269

Due to parent (note 5).............................................     73,904,082     73,284,082     72,709,082
                                                                      -------------  -------------  -------------
        Total liabilities...........................................     92,545,461     94,067,655     90,559,586
                                                                      -------------  -------------  -------------

Stockholder's (deficit)
  Capital stock--authorized 10,000 shares, issued and outstanding
    1,000 shares at $.01 par........................................             10             10             10
  Additional paid-in capital........................................         19,990         19,990         19,990
                                                                      -------------  -------------  -------------
                                                                             20,000         20,000         20,000
                                                                      -------------  -------------  -------------
  Accumulated (deficit)
    Balance--beginning of period....................................    (16,776,990)   (16,125,607)   (14,517,586)
    Net income (loss) for the period................................      2,617,187       (651,383)    (1,608,021)
                                                                      -------------  -------------  -------------
    Balance--end of period..........................................    (14,159,803)   (16,776,990)   (16,125,607)
                                                                      -------------  -------------  -------------
        Total stockholder's (deficit)...............................    (14,139,803)   (16,756,990)   (16,105,607)
                                                                      -------------  -------------  -------------
        Total liabilities and stockholder's (deficit)...............  $  78,405,658  $  77,310,665  $  74,453,979
                                                                      -------------  -------------  -------------

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                       NINE MONTHS            YEAR ENDED
                                                                          ENDED               JANUARY 31
                                                                       OCTOBER 31,   ----------------------------
                                                                          1997           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
Revenues
  Rooms.............................................................  $  27,177,370  $  32,833,403  $  31,089,320
  Food..............................................................     11,532,680     14,431,447     14,137,932
  Beverage..........................................................        909,258      1,155,367      1,220,816
  Telephone.........................................................      1,013,071      1,279,224      1,359,760
  Rentals (notes 5 and 8)...........................................        259,187        528,797        583,103
  Interest income...................................................         16,452         10,608          1,538
  Management fees...................................................       --               20,953        110,304
  Miscellaneous operating revenue...................................        806,045        949,416        830,121
  Other income......................................................        105,654        259,420        140,651
                                                                      -------------  -------------  -------------
        Total revenues..............................................     41,819,717     51,468,635     49,473,545
                                                                      -------------  -------------  -------------

Costs and expenses
  Rooms.............................................................      7,018,663      9,094,745      8,865,679
  Food and beverage.................................................     10,128,846     13,075,371     13,470,369
  Telephone.........................................................        603,595        768,598        803,821
  Other operating expenses..........................................        699,245        837,026        768,845
  General and administrative........................................      5,716,706      8,124,662      8,275,505
  Marketing.........................................................      3,537,983      4,698,340      4,550,030
  Human resources...................................................      1,178,748      1,000,987      1,035,150
  Loss on sales of equipment........................................       --              562,227         41,276
  Property operation, maintenance and energy........................      4,496,361      5,961,487      5,926,191
  Insurance, rent and taxes.........................................      1,278,358      1,471,345      1,434,597
  Interest expense..................................................        861,583      1,463,343      1,071,210
  Depreciation and amortization.....................................      3,682,442      5,061,887      4,838,893
                                                                      -------------  -------------  -------------
        Total costs and expenses....................................     39,202,530     52,120,018     51,081,566
                                                                      -------------  -------------  -------------
        Net income (loss)...........................................  $   2,617,187  $    (651,383) $  (1,608,021)
                                                                      -------------  -------------  -------------

                 See notes to consolidated financial statements

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                        NINE MONTHS           YEAR ENDED
                                                                           ENDED              JANUARY 31
                                                                        OCTOBER 31,   --------------------------
                                                                            1997          1997          1996
                                                                        ------------  ------------  ------------
                                                                        (UNAUDITED)
Cash flows from operating activities
  Net income (loss)...................................................  $  2,617,187  $   (651,383) $ (1,608,021)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
    Depreciation and amortization.....................................     3,682,442     5,061,887     4,838,893
    Loss on sales of equipment........................................       --            562,227        41,276
    Changes in certain other accounts
      Deposits........................................................      (133,636)       23,064       (35,163)
      Accounts receivable.............................................    (1,341,727)     (218,725)     (188,447)
      Inventories.....................................................         2,976       (44,113)      (69,695)
      Prepaid expenses................................................      (251,614)       66,307      (124,103)
      Other assets....................................................      (384,879)       (4,650)      (32,843)
      Accounts payable................................................      (358,802)      (67,304)     (545,534)
      Accrued expenses................................................    (1,306,229)      247,034      (318,260)
      Taxes payable and accrued.......................................     1,343,745        77,167       (44,813)
      Advance deposits................................................      (359,627)       83,086        66,720
      Income tax receivable...........................................         3,284        11,054        18,129
      Due from affiliates.............................................       192,909       126,062       112,083
                                                                        ------------  ------------  ------------
        Net cash provided by operating activities.....................     3,706,029     5,271,713     2,110,222
                                                                        ------------  ------------  ------------
Cash flows from investing activities
  Purchase of property and equipment..................................    (3,235,532)   (8,160,556)   (5,302,700)
  Proceeds from sales of equipment....................................       --                107         4,570
  Purchase of subsidiary stock........................................       --            --           (200,000)
  Organization costs..................................................       --            --            (44,276)
  Release of escrow loan to parent company............................       --            --            516,404
                                                                        ------------  ------------  ------------
        Net cash (used) by investing activities.......................    (3,235,532)   (8,160,449)   (5,026,002)
                                                                        ------------  ------------  ------------
Cash flows from financing activities
  Change in cash overdraft............................................      (187,608)      275,284         2,727
  Payments of other liabilities.......................................      (301,387)      (64,218)      (90,599)
  Advances from parent company........................................       620,000       575,000     2,997,000
  Proceeds from notes payable.........................................       --         16,400,000     1,600,000
  Principal payments on notes payable.................................      (972,286)  (14,328,146)   (1,096,204)
  Payment of deferred loan costs......................................       --           (215,650)      (75,000)
  Decrease (increase) in restricted cash..............................       303,009      (303,009)      --
                                                                        ------------  ------------  ------------
        Net cash provided (used) by financing activities..............      (538,272)    2,339,261     3,337,924
                                                                        ------------  ------------  ------------
        Net increase (decrease) in cash...............................       (67,775)     (549,475)      422,144
Cash at beginning of period...........................................       572,345     1,121,820       699,676
                                                                        ------------  ------------  ------------
Cash at end of period.................................................  $    504,570  $    572,345  $  1,121,820
                                                                        ------------  ------------  ------------
Supplemental disclosure of cash flow information
  Cash paid during the period for income taxes........................  $    --       $     15,035  $     27,625
                                                                        ------------  ------------  ------------
  Cash paid during the period for interest............................  $    861,583  $  1,197,703  $  1,060,178
                                                                        ------------  ------------  ------------
Supplemental disclosure of noncash investing activities...............
  Two subsidiaries purchased equipment under capital lease obligations for $258,399 (unaudited), $315,353 and $36,339 in the nine month period ended October 31, 1997 and the years ended January 31, 1997 and 1996, respectively.

                 See notes to consolidated financial statements

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          OCTOBER 31, 1997 (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

ORGANIZATION

    Atgen Holdings, Inc. (the Company) was formed on September 25, 1989. The Company is a wholly-owned subsidiary of General Atlantic Corporation (the Parent). Six of the Company's wholly-owned subsidiaries own and operate hotels located in Texas, Oklahoma and Kentucky. Another subsidiary provides management services to these hotels.

PRINCIPLES OF CONSOLIDATION

    The Company has the following wholly owned subsidiaries:

           Southeast Texas Hotels Corp.
           West Texas Hotels, Inc.
           ATX Hotels, Inc.
           The Seelbach Louisville, Inc.
           Farmers Branch Hotels Corp.
           Central Oklahoma Hotels Corp.
           Medallion Hotels, Inc.

    In the preparation of the consolidated financial statements, all significant intercompany transactions have been eliminated.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The Company prepares its financial statements in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM UNAUDITED FINANCIAL INFORMATION

    The accompanying interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and generally accepted accounting principles applicable to interim financial statements. In the opinion of management all adjustments and eliminations, consisting only of normal recurring adjustments necessary to present fairly the Company's consolidated financial position and the results of operations and cash flows for the nine month period ended October 31, 1997 have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the assets as follows;

Buildings and improvements...................................  15 to 39 years
Furniture, fixtures and equipment............................  3-7 years

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                          OCTOBER 31, 1997 (UNAUDITED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market.

CONCENTRATION OF RISK

    The Company and some of the subsidiaries maintain cash accounts with major banks whose amounts exceed the insured limit of $100,000. The term of these deposits are on demand to minimize risk. The Company and its subsidiaries have not incurred any losses related to these deposits.

ORGANIZATION COSTS

    Two of the hotels incurred organization costs totaling approximately $155,600. These costs are being amortized using the straight-line method over 5 years. Accumulated amortization amounted to $100,210 (unaudited), $83,949 and $52,970 at October 31, 1997, January 31, 1997 and 1996, respectively.

DEFERRED LOAN COSTS

    Fees incurred in connection with obtaining the note payable are being amortized using the straight-line basis over the term of the note.

RECLASSIFICATION

    Certain accounts in 1996 have been reclassified to conform with the 1997 financial statement presentation.

NOTE 3--INCOME TAXES

    The Company is included in the consolidated Federal income tax return of its Parent. The allocation of consolidated income tax to the Company is based on the tax expense or benefit that would be provided if the Company were not a member of a controlled group of companies. Accordingly, Federal income taxes are payable to or receivable from the parent rather than the Federal Government. The Company has available net operating loss carryforwards of approximately $9,353,000 at January 31, 1997 which expire in fiscal years ending 2005 through 2012.

    The Company recognizes deferred tax assets and liabilities for the expected future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

    The composition of the deferred tax asset and the related tax effects is as follows:

                                                                                               JANUARY 31
                                                                        OCTOBER 31,   ----------------------------
                                                                           1997           1997           1996
                                                                       -------------  -------------  -------------
                                                                        (UNAUDITED)
Deferred tax asset resulting from net operating loss carryforwards...  $   3,838,116  $   3,838,116  $   3,647,743
Valuation allowance..................................................     (3,838,116)    (3,838,116)    (3,647,743)
                                                                       -------------  -------------  -------------
        Net deferred tax asset.......................................  $    --        $    --        $    --
                                                                       -------------  -------------  -------------

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                          OCTOBER 31, 1997 (UNAUDITED)

NOTE 3--INCOME TAXES (CONTINUED)
    Changes in the valuation allowance account applicable to deferred tax assets are as follows:

                                                                                               JANUARY 31
                                                                        OCTOBER 31,   ----------------------------
                                                                           1997           1997           1996
                                                                       -------------  -------------  -------------
                                                                        (UNAUDITED)
Valuation allowance--beginning of period.............................  $   3,838,116  $   3,647,743  $   3,154,087
Increase during the period...........................................       --              190,373        493,656
                                                                       -------------  -------------  -------------
Valuation allowance--end of period...................................  $   3,838,116  $   3,838,116  $   3,647,743
                                                                       -------------  -------------  -------------

    The Company has recorded a valuation allowance to offset the deferred tax assets which may not be realized due to continuing operating losses.

NOTE 4--COMMITMENTS

FRANCHISE AND LICENSE AGREEMENTS

    The Company, through two of its subsidiaries, has entered into franchise agreements with Hilton Inns, Inc. The agreements provide for royalty fees of up to 5% and 4% of gross room revenues. Franchise fee expense for the nine month period ended October 31, 1997 and the years ended January 31, 1997 and 1996 amounted to $319,600 (unaudited), $389,351 and $390,207, respectively.

    One of the subsidiaries also has a franchise license agreement with Super 8 Motels, Inc. for part of its hotel property. The agreement provides for royalty fees of 4% of gross room revenues, and advertising fees of 2% of gross room revenues. The total franchise expense for the nine month period ended October 31, 1997 and the years ended January 31, 1997 and 1996 amounted to $34,809 (unaudited), $61,833 and $66,694, respectively.

BARTER AGREEMENT

    During the fiscal year ended January 31, 1996, one of the subsidiaries entered into an barter agreement with a customer whereby the subsidiary agreed to cover the cost of the customer's annual convention at its hotel. In exchange the customer agreed to cover the cost of purchasing a portion of the subsidiary's fixed asset additions and repairs and maintenance. The value of the barter agreement amounted to $46,000.

    During the fiscal year ended January 31, 1997, the subsidiary paid for the total cost of the customer's convention and incurred additional fees which were added to the amount of the barter. The subsidiary did not purchase significant fixed asset additions or incur significant repairs and maintenance expenses for which the customer would cover the cost. These transactions resulted in a net barter receivable from the customer of $81,000 at January 31, 1997.

PURCHASE COMMITMENT

    As of January 31, 1997, two of the subsidiaries have entered into commitments for capital improvements of approximately $1,215,000.

NOTE 5--RELATED PARTY TRANSACTIONS

    Funds advanced to the subsidiaries from the Parent and amounts due from affiliates are noninterest-bearing and have no specific due date.

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                          OCTOBER 31, 1997 (UNAUDITED)

    Sublease agreements exist whereby the Beverage Corp., an affiliated entity, leases hotel liquor sales outlets from four of the Company's subsidiaries for a percentage of liquor sales revenues. Rent earned under these agreements for the nine month period ended October 31, 1997 and the years ended January 31, 1997 and 1996 amounted to $204,605 (unaudited), $247,042 and $223,800, respectively.

    A subsidiary entered into an office rental agreement on a month-to-month basis with the Parent. The rental agreement provides for monthly rent of $5,000, which includes utilities.

NOTE 6--SELF-INSURANCE

    The Company offers a self-insured medical and dental plan to its employees of the hotels. The policy is obtained through the management company subsidiary. The Company is liable for insurance claims up to $50,000 per participant per year. An insurance carrier provides coverage for individual claims in excess of $50,000 up to $1,000,000 which is the maximum lifetime coverage. Individual employees are responsible for any claims in excess of the $1,000,000 lifetime maximum. The hotels are billed for their share of premiums and claims by the management company subsidiary. The plan is not a funded plan and costs of the plan are charged against operations when incurred. A restricted cash account has been established to pay for submitted claims. The balance in the account amounted to $14,100 (unaudited) at October 31, 1997, $14,100 and $19,287 at January 31, 1997 and 1996, respectively.

NOTE 7--LONG-TERM DEBT

NOTES PAYABLE

(a) The Company obtained a note payable amounting to $10,000,000 with Inter-Pacific Group, Inc. In July 1995, Inter-Pacific Group, Inc. assigned the note to Inter-Pacific Investment, Inc. The loan accrued interest annually at the prime rate plus 2% payable quarterly in arrears and was refinanced with a new lender on October 29, 1996 (see (d)).

(b) During fiscal 1995 one of the subsidiaries obtained an additional note with the Kentucky Economic Development Finance Authority in the amount of $500,000. The note requires monthly payments of $8,764 applied first to interest at 2% per annum and the balance to the reduction of principal. The note is secured by a letter of credit for 105% of the outstanding principal balance and matures on December 22, 1999.

(c) During fiscal 1996, one of the subsidiaries obtained a revolving credit loan from a bank. The loan required monthly payments of interest only at prime with principal due at maturity on October 26, 1996. The loan, with an outstanding balance of $4,000,000, was refinanced with a new lender on October 29, 1996 (see (d)).

(d) On October 29, 1996, the Company obtained a $14,000,000 term loan from a third party lender. The loan requires monthly payments of principal of $115,000 and per annum interest calculated at the lender's Euro-Rate, as defined, plus 2.6% (7.17% at October 31, 1997). The note matures on November 1, 2001, at which time all outstanding and related accrued interest becomes due.

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                          OCTOBER 31, 1997 (UNAUDITED)

NOTE 7--LONG-TERM DEBT (CONTINUED)

    As security for the loan, the Company has granted the lender a first and priority security interest in the issued and outstanding stock of The Seelbach Louisville, Inc., ATX Hotels, Inc., Farmers Branch Hotels Corp. and Medallion Hotels, Inc. As further security, the loan is guaranteed by a first and prior mortgage on the hotel properties and the assets of Seelbach, ATX, and Farmers Branch. The Company has also granted the lender a first and priority security interest in all loans receivable from the subsidiaries. Payment of all obligations to the Company by the guarantors and to the Parent by the Company have been subordinated.

    The agreement requires the Company to maintain a replacement reserve escrow account which is to be funded quarterly to the extent of 6% of combined rooms revenues of Seelbach, ATX and Farmers Branch, net of actual expenditures for capital improvements for such quarter. The account is assigned to the lender as additional security for the loan and a minimum balance of $300,000 must be
maintained. The balance in the account amounted to $         --(unaudited) at
October 31, 1997 and $303,009 at January 31, 1997 and 1996.

    Future minimum payments on notes payable for the next five years are as follows:

                   YEAR ENDING
                   JANUARY 31,
                  -------------
                  1998.......    $  1,480,127
                  1999.......       1,482,148
                  2000.......       1,475,445
                  2001.......       1,380,000
                  2002.......       8,250,000

NOTE 8--OPERATING LEASES

    Two of the subsidiaries lease retail, restaurant and office space under leases which expire at various dates from March 31, 1997 through August 31, 2001. One of the subsidiaries also leases space to various tenants on a month-to-month basis. Certain leases contain renewal options.

    Minimum future rental income to be received over the next five years is as follows:

                  YEAR ENDING
                  JANUARY 31,
                 -------------
                 1998.......    $    222,018
                 1999.......         127,973
                 2000.......         113,850
                 2001.......         104,390
                 2002.......          92,113
                                ------------
                                $    660,344
                                ------------

(b)   Pro Forma Financial Information

      On January 6, 1998, CapStar Hotel Company (the Company) acquired six hotels with 1,960 rooms (the "Medallion Portfolio") from Medallion Hotels, Inc. The aggregate purchase price for the Medallion Portfolio was $150 million, and was paid using existing cash and borrowings from the Company's credit facilities.

      This unaudited pro forma Condensed Consolidated Balance Sheet is presented as if the aforementioned transaction had been consummated on September 30, 1997. The unaudited pro forma Consolidated Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 are presented as if the aforementioned transaction had been consummated at the beginning of the respective periods. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transaction have been made.

      The unaudited pro forma Condensed Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what the Company's actual financial position or operating results would have been had such event occurred as of an earlier date, nor does it purport to represent the future financial position or operating results of the Company.

                               CapStar Hotel Company

              Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 September 30, 1997
                                   (in thousands)

                                      Historical (A)    Medallion          Pro Forma
                                                        Portfolio            After
                                                        Pro Forma          Medallion
                                                      Adjustments (B)      Portfolio
Assets
 Cash                                   $14,781       $      -             $14,781
Property and equipment, net
   Land                                 114,097         22,227             136,324
   Building and improvements            588,351        116,767             705,118
   Furniture, fixtures and equipment     59,479         13,245              72,724
   Construction-in-progress               7,705              -               7,705
                                       --------       --------            --------
Total property and equipment, net       769,632        152,239             921,871

 Other assets                            56,404              -              56,404

                                       --------       --------            --------
Total assets                           $840,817       $152,239            $993,056
                                       --------       --------            --------
                                       --------       --------            --------

Liabilities, Minority Interest and
Stockholders' Equity
 Other liabilities                      $43,684       $      -             $43,684
 Long-term debt                         455,127        152,239             607,366
                                       --------       --------            --------

Total liabilities                       498,811        152,239             651,050
 Minority interest                       22,451              -              22,451
 Stockholders' equity                   319,555              -             319,555
                                       --------       --------            --------

Total liabilities, minority interest
and stockholders' equity
                                       $840,817       $152,239            $993,056
                                       --------       --------            --------
                                       --------       --------            --------

(A) Reflects the unaudited historical condensed consolidated balance sheet of the Company as of September 30, 1997.

(B)  Reflects the Company's cost basis and financing for the Medallion
Portfolio.

                               CapStar Hotel Company

          Unaudited Pro Forma Condensed Consolidated Statement of Operations
                       Nine Months Ended September 30, 1997
                     (in thousands, except per share amounts)

                                        Historical (A)    Medallion          Pro Forma
                                                          Portfolio            After
                                                          Pro Forma          Medallion
                                                        Adjustments (B)      Portfolio

Revenue from hotel operations:
   Rooms                                $141,018          $27,177            $168,195
   Food and beverage                      56,387           12,442              68,829
   Other operating departments            10,933            1,942              12,875
Office rental and other revenue                -              259                 259
Hotel management                           3,521                -               3,521
                                        ---------         -------            --------
Total revenue                            211,859           41,820             253,679
                                        ---------         -------            --------

Hotel operating expenses by department:
   Rooms                                  33,547            7,019              40,566
   Food and beverage                      45,265           10,129              55,394
   Other operating departments             5,803            1,303               7,106
Undistributed operating expenses:
   Administrative and general             33,088           10,434              43,522
   Property operating costs               25,227            4,496              29,723
   Property taxes, insurance and other     9,283            1,278              10,561
   Depreciation and amortization          13,988            3,608              17,596
                                        ---------         -------            --------
Total operating expenses                 166,201           38,267             204,468
                                        ---------         -------            --------

Net operating income                      45,658            3,553              49,211
Interest expense, net                     15,262            2,835              18,097
                                        ---------         -------            --------
Income before minority interest and
   income taxes                           30,396              718              31,114
Minority interest                          (994)                -                (994)
                                        ---------         -------            --------
Income before income taxes                29,402              718              30,120
Income taxes                              11,237              273              11,510

                                        ---------         -------            --------
Net income                               $18,165             $445             $18,610
                                        ---------         -------            --------
                                        ---------         -------            --------
Basic earnings per share from
  continuing operations (C)                $1.06                                $1.09
                                        ---------                            --------
                                        ---------                            --------
Diluted earnings per share from
  continuing operations (C)                $1.04                                $1.07
                                        ---------                            --------
                                        ---------                            --------

(A) Reflects unaudited historical condensed consolidated statement of operations of the Company for the nine months ended September 30, 1997.

(B) Reflects the historical operations of the Medallion Portfolio adjusted for (i) depreciation on the new cost basis, (ii) interest on the incremental debt individually attributable to the acquisition based on the terms of the Company's credit facilities and (iii) federal and state income taxes at the Company's combined effective tax rate of 38%. Historical operations of the Medallion Portfolio were derived from the hotel's unaudited financial statements included elsewhere in this current report on Form 8-K.

(C) The weighted average number of common shares and common share equivalents used in calculating basic and diluted earnings per share was 17,061,644 and 17,961,499, respectively. For diluted earnings per share, net income has been adjusted for certain minority interests, net of tax, of $604.

                               CapStar Hotel Company
         Unaudited Pro Forma Condensed Consolidated Statement of Operations
                            Year Ended December 31, 1996
                      (in thousands, except per share amounts)

                                        Historical (A)    Medallion          Pro Forma
                                                          Portfolio            After
                                                          Pro Forma          Medallion
                                                        Adjustments (B)      Portfolio
Revenue from hotel operations:
   Rooms                                   $68,498        $32,833            $101,331
   Food and beverage                        30,968         15,587              46,555
   Other operating departments               5,981          2,520               8,501
Office rental and other revenue                  -            529                 529
Hotel management                             4,345              -               4,345
                                           -------        -------            --------
Total revenue                              109,792         51,469             161,261
                                           -------        -------            --------

Hotel operating expenses by department:
   Rooms                                    17,509          9,095              26,604
   Food and beverage                        24,589         13,075              37,664
   Other operating departments               2,513          1,606               4,119
Undistributed operating expenses:
   Administrative and general               20,448         13,824              34,272
   Property operating costs                 12,586          6,524              19,110
   Property taxes, insurance and other       4,565          1,471               6,036
   Depreciation and amortization             8,248          4,811              13,059
                                           -------        -------            --------
Total operating expenses                    90,458         50,406             140,864
                                           -------        -------            --------

Net operating income                        19,334          1,063              20,397
Interest expense, net                       12,346          3,780              16,126
                                           -------        -------            --------
Income (loss) before minority interest
  and income taxes                           6,988         (2,717)              4,271
Minority interest                               39              -                  39
                                           -------        -------            --------
Income (loss) before income taxes            7,027         (2,717)              4,310
Income taxes                                 2,674         (1,087)              1,587
                                           -------        -------            --------

Net income (loss) from continuing
  operations                                $4,353        $(1,630)             $2,723
                                           -------        -------            --------
                                           -------        -------            --------
Basic earnings per share from continuing
  operations (C)                             $0.31                              $0.19
                                           -------                           --------
                                           -------                           --------
Diluted earnings per share
  from continuing operations (C)             $0.31                              $0.19
                                           -------                           --------
                                           -------                           --------

(A) Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 1996.

(B) Reflects the historical operations of the Medallion Portfolio adjusted for (i) depreciation on the new cost basis, (ii) interest on the incremental debt individually attributable to the acquisition based the terms of the Company's credit facilities and (iii) federal and state income taxes at Company's combined effective tax rate of 40%. Historical operations of the Medallion Portfolio were derived from the hotel's audited financial statements for the year ended December 31, 1996 included elsewhere in this current report on Form 8-K.

(C) In computing historical and pro forma earnings per share, income for the period from Company's initial public offering to December 31, 1996 is used. The weighted average number of common shares and common share equivalents used in calculating basic and diluted earnings per share was 12,754,321.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CAPSTAR HOTEL COMPANY
                                   (Registrant)


                                   By:  /s/  JOHN EMERY
                                   -----------------------------
                                   John Emery
                                   Chief Financial Officer


Dated: March 5, 1998